Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

MAINSTAY VP FUNDS TRUST
811-03833
FOR PERIOD ENDED 6/30/2016

MainStay VP Absolute Return Multi-Strategy Portfolio

(a)	The date of the meeting and whether it was an
annual or special meeting;
Pursuant to notice, a special meeting of shareholders
("Special Meeting") of the MainStay VP Absolute Return
Multi-Strategy Portfolio ("Portfolio"), a series of MainStay
VP Funds Trust ("Trust"), was held at the offices of New
York Life Investment Management LLC. ("New York Life
Investments"), 51 Madison Avenue, New York, New York
10010 on Monday, April 4, 2016 at 10:00 a.m.

(b)	If the meeting involved the election of trustees,
state the name of each trustee elected at the
meeting and the names of all other trustees now in
office;
N/A.
(c)	Describe each matter voted upon at the meeting
and state the number of affirmative votes and the
number of negative votes cast with respect to each
matter;
1.	To approve new subadvisory agreements
between New York Life Investments and each of the following subadvisors (collectively,
"New Subadvisors"):

   (a) Cornerstone Capital Management Holdings
LLC ("Cornerstone Holdings");
   (b) Candriam France S.A.S. ("Candriam
France");
   (c) MacKay Shields LLC ("MacKay Shields");
and
   (d) Cushing Asset Management, LP
("Cushing").

2.	 To permit New York Life Investments, under
certain circumstances, to enter into and/or materially amend agreements with affiliated and unaffiliated subadvisors on behalf of the Portfolio without obtaining shareholder approval.

The above proposals were discussed in detail in the proxy statement. No other business came before the Special Meeting.

The proposals were passed by the Portfolio's shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposals presented before the Special Meeting held on April 4, 2016 were cast. There were no votes cast in person at the Special Meeting.



Proposal 1

Cornerstone Capital Management Holdings LLC
Votes For
Votes Against
Abstentions
Total
32,551,930.1146
1,654,602.1588
2,896,886.4236
37,103,418.6970

Candriam France S.A.S.
Votes For
Votes Against
Abstentions
Total
31,654,576.9182
2,442,099.3200
3,006,742.4588
37,103,418.6970

MacKay Shields LLC
Votes For
Votes Against
Abstentions
Total
32,213,028.1597
2,064,261.9812
2,826,128.5561
37,103,418.6970

Cushing Asset Management, LP
Votes For
Votes Against
Abstentions
Total
32,441,502.1743
1,879,460.1483
2,782,456.3744
37,103,418.6970


Proposal 2
Votes For
Votes Against
Abstentions
Total
29,158,546.2619
4,898,432.2714
3,046,440.1637
37,103,418.6970